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                                                                     Exhibit 14



        Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-125792) pertaining to Lincoln Life Flexible Premium Variable Life Account R, which is incorporated by reference into Post Effective Amendment No. 3, and to the use in Post Effective Amendment No. 3 of our reports dated (a) March 19, 2007, with respect to the 2006 consolidated financial statements of The Lincoln National Life Insurance Company, (b) March 7, 2007, with respect to the 2006 financial statements of Lincoln Life Flexible Premium Variable Life Account R, (c) March 19, 2007, with respect to the 2006 consolidated financial statements of Jefferson-Pilot Life Insurance Company and Subsidiary, (d) April 23, 2007, with respect to the 2006 consolidated financial statements of Jefferson Pilot Financial Insurance Company and Subsidiary, and (e) July 2, 2007, with respect to the 2006 supplemental consolidated financial statements of The Lincoln National Life Insurance Company.


                                              /s/ Ernst & Young LLP

Fort Wayne, Indiana
July 2, 2007